Registration No. 333-159471

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHEMSPEC INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	2890	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3, Lane 1273, Tongpu Road

Shanghai 200333

People’s Republic of China

+86 (21) 5270-2636

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chris K.H. Lin, Esq. Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower Three Garden Road Central, Hong Kong +852 2514-7600	Portia Ku, Esq. O’Melveny & Myers LLP 37th Floor, Plaza 66 1266 Nanjing Road West Shanghai, 200040 People’s Republic of China +86 (21) 2307-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

If delivery of prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 1.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the cover page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association, which will become effective upon the closing of this offering, will provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty, fraud or default.

Under the form of indemnification agreements filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7	RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued the following securities (including options to acquire our ordinary shares) without registration under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or under Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Title of security	Number of Securities	Consideration in U.S. dollars		Underwriting Discount and Commission
Codan Trust Company (Cayman) Limited	May 30, 2006	Ordinary shares	1	Nil	(1)	Not applicable
Wise Lion Limited	August 24, 2006	Ordinary shares	1,719,899,999	Nil	(1)	Not applicable
Solar Stone Limited	August 24, 2006	Ordinary shares	80,100,000	Nil	(1)	Not applicable
Employees	Various dates in 2008	Options to purchase ordinary shares	50,710,000	Nil		Not applicable

(1)	Issued in connection with a share swap with Stanley Space as part of the reorganization to establish Chemspec International Limited as our ultimate holding company.

ITEM 8	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9	UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriter, at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 18, 2009.

CHEMSPEC INTERNATIONAL LIMITED

By:	/s/ Jianhua Yang
Name:	Jianhua Yang
Title:	Chairman of the Board
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2009.

Signature	Title

/s/ Jianhua Yang Name: Jianhua Yang	Chairman of the Board / Chief Executive Officer (Principal Executive Officer)

* Name: David Yunhung Tang	Executive Vice-president and Director

* Name: Bing Zhu	Chief Financial Officer (Principal Financial and Accounting Officer)

* Name: George Sun	Director

*By:	/s/ Jianhua Yang
Jianhua Yang
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Chemspec International Limited, has signed this registration statement or amendment thereto in Newark, Delaware, on June 18, 2009.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director, Puglisi & Associates

CHEMSPEC INTERNATIONAL LIMITED

EXHIBIT INDEX

Exhibit Number		Description of Document
1.1		Form of Underwriting Agreement

3.1	†	Memorandum and Articles of Association of the Registrant, as currently in effect

3.2	†	Form of Amended and Restated Memorandum and Articles of Association of the Registrant (effective upon the completion of this offering)

4.1	†	Form of American Depositary Receipt (included in Exhibit 4.3)

4.2	†	Specimen Certificate for Ordinary Shares of the Registrant

4.3	†	Form of Deposit Agreement among the Registrant, the Depositary and Holders and Beneficial Owners of the American Depositary Shares issued thereunder

5.1	†	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered

8.1	†	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

10.1	†	2008 Share Incentive Plan adopted as of January 1, 2008

10.2	†	Form of Indemnification Agreement with the Registrant’s directors

10.3	†	Form of Non-Disclosure, Non-Competition and Proprietary Information Agreement

10.4	†	Form of Employment Agreement

21.1	†	Subsidiaries of the Registrant

23.1	†	Consent of KPMG

23.2	†	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	†	Consent of Jin Mao PRC Lawyers (included in Exhibit 99.2)

23.4	†	Consent of Frost & Sullivan

23.5	†	Consent of Jones Lang LaSalle Sallmanns Limited

24.1	†	Powers of Attorney

99.1	†	Code of Business Conduct and Ethics

99.2	†	Opinion of Jin Mao PRC Lawyers

†	Previously filed